Exhibit 99.1

Differential Brands Group Inc. Reports Adjusted Operating Income of $2.4 million for the 1st Quarter of Fiscal 2016

LOS ANGELES, CALIFORNIA, May 16, 2016 –Differential Brands Group Inc. (the “Company”) (NASDAQ: DFBG) today announced financial results for the first quarter ended March 31, 2016.  Highlights were:

•     Consolidated first quarter net sales of $34.9 million and $37.3 million on a pro forma basis, or an increase of 84% or 97%, respectively;

•     First quarter Adjusted EBITDA increased 148% to $3.9 million compared to $1.6 million in the prior year period; and

•     Adjusted operating income of $2.4 million for the first quarter of fiscal 2016, excluding transaction expenses associated with the Merger (as defined below) and retail store closure expenses.

On January 28, 2016, we completed the acquisition (the “Merger”) of all of the outstanding equity interests of RG Parent LLC and its subsidiaries (“Robert Graham” or “RG”), a business engaged in the design, development, sales and licensing of apparel products and accessories that bear the brand name Robert Graham® (the “Robert Graham Business”).  Because RG members owned a majority of our issued and outstanding equity after the Merger, under the acquisition method, RG is deemed the accounting acquirer for financial reporting purposes, with the Company, as the legal acquirer, being viewed as the accounting acquiree. For the three months ended March 31, 2016, the Company’s consolidated financial statements include: (i) from January 1, 2016 up to the day prior to the closing of the Merger on January 28, 2016, the assets, liabilities and results of operations of RG; and (ii) from and after the Merger’s closing date on January 28, 2016, the assets, liabilities and results of operations of the combined company, comprising the Company’s Hudson business, RG and the Joe’s® brand retail stores that closed as of February 29, 2016.  References to our unaudited pro forma net sales for the three months ended March 31, 2016 present net sales and other financial measures as if the Merger had occurred on January 1, 2016 and the Joe’s® branded retail stores, that are not part of our continuing operations, are excluded.

For the first quarter ended March 31, 2016, overall net sales were $34.9 million compared to $18.9 million in the prior year comparative period, or an 84% increase.  Overall gross profit for the first quarter of fiscal 2016 increased to $20.4 million from $11.9 million in the prior year comparative period, or a 71% increase.  Overall gross margin in the first quarter of fiscal 2016 was 58% compared to 63% in the first quarter of fiscal 2015, primarily due to the addition of the Hudson wholesale business which has historically generated a lower gross margin than Robert Graham.  Operating expense in the first quarter of fiscal 2016 was $23.4 million compared to $11.2 million in the prior year comparative period.  Operating expense includes approximately $5.5 million in transaction expenses associated with the Merger, expenses related to the continued operation of certain Joe’s branded retail stores until their closure on February 29, 2016, and expenses related to the lease termination for one Robert Graham retail store that we will close in June 2016.  Excluding these expenses, operating expense would have been $17.9 million for the first quarter of fiscal 2016.  Adjusted EBITDA for the first quarter of fiscal 2016 was $3.9 million compared to $1.6 million in the prior year comparative period.  We had an operating loss of $3.1 million during the first quarter of fiscal 2016 compared to operating income of $702,000 in the prior year comparative period.  We had a net loss of $5.5 million compared to net income of $557,000 in the prior year comparative period.  As a result, we had a fully diluted loss per share of $0.52 for the first quarter of fiscal 2016 compared to earnings per share of $0.06 in same period a year ago.

Excluding transaction expenses and expenses related to retail store closures, our operating income for the first quarter of fiscal 2016 would have been $2.4 million, with net income of $984,000.  We refer you to our reconciliation of these non-GAAP financial measures at the end of this release.

Michael Buckley, Chief Executive Officer, commented, “With the completion of the Merger, our focus has shifted to executing on our omni-channel vision for the Company and creating the playbook for future acquisitions.”  Mr. Buckley continued, “With the strength of our brands under the Differential umbrella and the addition of a seasoned merchant to our roster, we believe that we are well positioned for organic growth in the back half of 2016.”

Wholesale

Net sales for our Wholesale segment in the first quarter of fiscal 2016 increased to $25.6 million compared to $11.8 million in the prior year comparative period.  Gross margins for our Wholesale segment were 55% for the first quarter of fiscal 2016 compared to 53% in the prior year comparable quarter.  For the first quarter, Wholesale operating expense increased to $4.4 million compared to $1.4 million in the year ago period.  Our Wholesale operating income increased to $9.6 million in the first quarter of fiscal 2016 compared to $4.8 million in the prior year comparative period.

Mr. Buckley commented, “With the addition of $19.9 million in pro forma net sales from Hudson, our Wholesale division experienced tremendous growth for the quarter.”  Mr. Buckley continued, “Our Wholesale division is our most mature channel and we continue to explore opportunities for growth as we look for synergies between the brands.”

Consumer Direct

Net sales from our Consumer Direct subdivision in the first quarter increased to $8.8 million compared to $6.5 million in the prior year comparative period.  The growth in retail sales was partly driven by revenue contribution from growing our store base and the addition of nine new Robert Graham stores during fiscal 2015.  Gross margins for our retail segment decreased to 66% from 77% in the year ago period and were impacted by liquidating inventory in connection with the closure of the Joe’s branded retail stores retained following the Merger. Excluding the expenses related to retail store closures, our Consumer Direct operating loss would have decreased from $2.8 million to a loss of $638,000.  Retail operating expense also increased on a year over year basis as a result of additional expenses associated with the addition of nine retail stores during fiscal 2015.

Mr. Buckley commented, “Our Consumer Direct subdivision, which includes sales from our Robert Graham retail stores and Robert Graham’s and Hudson’s e-commerce websites, has faced challenges with traffic and consumer discretionary spending, including the weakening of foreign currency against the dollar.  However, we are in the process of implementing changes to our marketing and loyalty programs, which we expect to increase customer traffic to drive improvement in our sales comps in the back half of the year.”

Corporate and Other

For the first quarter of fiscal 2016, our Corporate and Other expenses were $10.4 million compared to $5.0 million in the first quarter a year ago.  Corporate and Other expenses increased due to transaction related expenses in connection with the Merger.  Excluding the transaction and restructuring expenses, our Corporate and Other expenses would have increased to $7.1 million.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures that exclude the effect of transaction expenses and store closure expenses.  Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). Management uses these non-GAAP financial measures to evaluate the performance of our business over time on a consistent basis, identify business trends relating to our financial condition and results of operations and make business decisions.  We believe that providing non-GAAP measures is useful to provide a consistent basis for investors to understand our financial performance in comparison to historical periods and to allow investors to evaluate our performance using the same methodology and information as that used by management.  However, investors need to be aware that non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. Investors should consider these non-GAAP financial measures in addition to, and not as substitutes for, our other measures of our financial performance that we prepare in accordance with GAAP.  Further, our non-GAAP information may be different from the non-GAAP information provided by other companies.

We have provided below a reconciliation of the non-GAAP measures to the equivalent GAAP measure.

DIFFERENTIAL BRANDS GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET (LOSS) INCOME AND COMPREHENSIVE NET (LOSS) INCOME

(in thousands, except per share data)

	Three months ended
	March 31, 2016	March 31, 2015
	(Unaudited)

GAAP net (loss) income and comprehensive (loss) income	$(5,508)	$557
Transaction and store closure expenses, net of tax	6,492	-
Non - GAAP net income and comprehensive income, excluding transaction and store closure net loss	$984	$557

	Three months ended
	(in thousands)
	March 31, 2016	March 31, 2015

Reconciliation of GAAP net (loss) income and comprehensive (loss) income to Adjusted EBITDA:
GAAP net (loss) income and comprehensive (loss) income	$(5,508)	$557

Adjustments:
Provision for income taxes	1,114	11
Interest expense, net	1,341	134
Non-cash stock compensation (a)	200	-
Depreciation and amortization	1,362	897
Retail store impairment	279	-
Retail store closures (b)	1,894	-
Acquisition-related costs (c)	2,667	-
Restructuring (d)	613	-
Total Adjustments	9,470	1,042

Adjusted EBITDA (1)	$3,962	$1,599

(1)      Adjusted EBITDA is defined as net (loss) income, excluding interest income or expense, income taxes, depreciation and amortization, non-cash compensation, retail store impairment, costs associated with the closure of certain retail stores, acquisition related costs and restructuring costs.  Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company’s financial condition and results of operations.  The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(a)       Represents stock compensation expense related to the grant of restricted stock units to officers.

(b)      Represents expenses related to the continued operation of certain Joe’s branded retail stores following the Merger until their closure on February 29, 2016, and expenses related to the lease termination for one Robert Graham retail store that will close in June 2016.

(c)       Represents acquisition-related costs related to legal, advisory, accounting services and other expenses related to the Merger that are not representative of the Company’s day-to-day business.

(d)     Represents restructuring charges related to the Merger.

DIFFERENTIAL BRANDS GROUP INC. AND SUBSIDIARIES

NON-GAAP OPERATING INCOME AND SEGMENT RESULTS

(in thousands)

	Three months ended
	March 31, 2016	March 31, 2015
	(Unaudited)

GAAP operating income	$(3,053)	$702
Transaction expenses and store closure expenses	5,453	-
Non - GAAP operating income, excluding transaction and store closure operating loss	$2,400	$702

Non- GAAP operating income:
Wholesale	$9,645	$4,830
Consumer Direct, excluding store closure operating loss	(638)	237
Corporate and other, excluding transaction expenses	(6,607)	(4,365)
Non - GAAP operating income, excluding transaction and store closure operating loss	$2,400	$702

DIFFERENTIAL BRANDS GROUP INC. AND SUBSIDIARIES

NON-GAAP SEGMENT OPERATING EXPENSES

(in thousands)

	Three months ended
	March 31, 2016	March 31, 2015
	(Unaudited)

GAAP operating expenses:
Wholesale	$4,386	$1,433
Consumer Direct	8,640	4,777
Corporate and other	10,386	4,979
GAAP operating expenses	$23,412	$11,189

Non- GAAP operating expenses:
Wholesale	$4,386	$1,433
Consumer Direct, excluding store closure operating expenses	6,411	4,777
Corporate and other, excluding transaction expenses	7,106	4,979
Non - GAAP operating expenses	$17,903	$11,189

The following unaudited pro forma condensed combined financial information presents the historical condensed combined financial information of RG and the Company after giving effect to the Merger completed on January 28, 2016, in which RG became a wholly-owned subsidiary of the Company. The unaudited pro forma net sales for the three months ended March 31, 2016 is presented as if the Merger had occurred on January 1, 2016 and the Joe’s® branded retail stores, that are not part of our continuing operations, were excluded from our net sales.

Unaudited  Pro Forma Net Sales

Three months ended
March 31, 2016

Net sales as reported	$34,923
Net sales from Joe’s retail stores closed as of February 29, 2016	(1,208)
Net sales from Hudson from January 1st to Merger Date	3,625

Pro Forma Net Sales	$37,340

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of or intended to represent what the combined Company’s condensed consolidated results of operations would have been had the Merger and the related transactions taken place as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the combined Company’s future financial position or operating results. The pro forma adjustments are based on the information available at the time of the preparation of this pro forma financial information.

DIFFERENTIAL BRANDS GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET (LOSS) INCOME AND COMPREHENSIVE NET (LOSS) INCOME

(in thousands, except per share data)

	Three months ended
	March 31, 2016	March 31, 2015
	(Unaudited)
Net sales	$34,923	$18,948
Cost of goods sold	14,564	7,057
Gross profit	20,359	11,891

Operating expenses
Selling, general and administrative	21,771	10,292
Depreciation and amortization	1,362	897
Retail stores impairment	279	-
	23,412	11,189
Operating (loss) income	(3,053)	702
Interest expense, net	1,341	134
(Loss) income before taxes	(4,394)	568
Income tax provision	1,114	11
Net (loss) income and comprehensive (loss) income	$(5,508)	$557

Net (loss) earnings per common share
Net (loss) income and comprehensive (loss) income	$(5,508)	$557
Less: Preferred dividends	863
Net loss attributable to stockholders	(6,371)
Participating securities - Series A Preferred Stock	-
Net income (loss) attributable to common stockholders	$(6,371)	$557

(Loss) earnings per common share - basic	$(0.52)	$0.06

(Loss) earnings per common share - diluted	$(0.52)	$0.06

Weighted average shares outstanding
Basic	12,366	8,825
Diluted	12,366	8,825

The following table sets forth certain segment information for the three months ended March 31, 2016 and 2015, respectively:

DIFFERENTIAL BRANDS GROUP INC. AND SUBSIDIARIES

SEGMENT RESULTS

	Three months ended
	(in thousands )
	March 31, 2016	March 31, 2015
Net sales:
Wholesale	$25,577	$11,816
Consumer Direct	8,847	6,518
Corporate and Other	499	614
	$34,923	$18,948

Gross profit:
Wholesale	$14,031	$6,263
Consumer Direct	5,829	5,014
Corporate and Other	499	614
	$20,359	$11,891

Operating (loss) income:
Wholesale	$9,645	$4,830
Consumer Direct	(2,811)	237
Corporate and Other	(9,887)	(4,365)
	$(3,053)	$702

About Differential Brands Group

Differential Brands Group Inc. (NASDAQ: DFBG) is a platform that focuses on branded operating companies in the premium apparel, footwear and accessories sectors. Our focus is on organically growing our brands through a global, omni-channel distribution strategy while continuing to seek opportunities to acquire accretive, complementary, premium brands.

Our current brands are Hudson®, a designer and marketer of women’s and men’s premium, branded denim and apparel, and Robert Graham®, a sophisticated, eclectic apparel and accessories brand seeking to inspire a global movement.

For more information, please visit Differential’s website at:

www.differentialbrandsgroup.com

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The matters discussed in this news release involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this news release that are not purely historical facts are forward-looking statements, including statements containing the words “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “continue,” “believe,” “plan,” “project,” “will be,” “will continue,” “will likely result” or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: the anticipated benefits of the merger on its financial results, business performance and product offerings, the use of financial measures that are non-GAAP, the Company’s ability to successfully integrate Robert Graham and Hudson businesses and realize cost savings and any other synergies, the risk that the credit ratings of the combined company or its subsidiaries may be different from what the Company expects, continued acceptance of our product, product demand, competition, capital adequacy, general economic conditions and the potential inability to raise additional capital if required; the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns will have a negative impact on the Company’s financial performance; the highly competitive nature of the Company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the Company’s ability to respond to the business environment and fashion trends; continued acceptance of the Company’s brands in the marketplace; and other risks. The Company discusses certain of these factors more fully in its additional filings with the SEC, including its last annual report on Form 10-K and quarterly report on Form 10-Q filed with the SEC, and this release should be read in conjunction with those reports, together with all of the Company’s other filings, including current reports on Form 8-K, through the date of this release. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Any forward-looking statement is based on information current as of the date of this document and speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update these statements to reflect events or circumstances after the date on which such statement is made. Readers are cautioned not to place undue reliance on forward-looking statements.

Contacts:

Investor Relations:

Hamish Sandhu

Differential Brands Group Inc.
323.558.5188